UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) Aug. 18, 2015

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On Aug. 18, 2015, the Board of Directors of Xcel Energy Inc. (the Company) elected James T. Prokopanko to the Board of Directors, effective immediately, for a term expiring at the Company’s 2016 annual meeting of shareholders. Mr. Prokopanko will serve on the Company’s Operations, Nuclear, Environmental and Safety Committee and its Audit Committee. Mr. Prokopanko will receive compensation for his Board service consistent with the compensation received by the Company’s other non-employee directors, as disclosed in the Company’s Schedule 14A, Definitive Proxy Statement filed on April 6, 2015 (file no. 001-03034), prorated from the commencement of his service on the Board to the date of the 2016 annual shareholders meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description
	99.01	Press Release dated Aug. 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aug. 18, 2015	Xcel Energy Inc. (a Minnesota corporation)

By	/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services

Exhibit Index

Exhibit	Description
99.01	Press Release dated Aug. 18, 2015